Exhibit 4.1

                          NTN INVESTOR RIGHTS AGREEMENT


     THIS NTN INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 7, 2003 by and among NTN Communications, Inc., a Delaware corporation (the "Company"), and Media General, Inc., a Virginia corporation (the "Investor").

                                    RECITALS

A. The Company, Buzztime Entertainment, Inc. ("Buzztime") and the Investor have entered into a Securities Purchase Agreement (the "Purchase Agreement") dated as of May 5, 2003, pursuant to which the Investor will purchase from the Company and Buzztime 2,000,000 units (the "Units"), each unit consisting of one share of Common Stock and one-fourth of a warrant to purchase one share of Buzztime's common stock (the "Warrants").

B. Concurrently with the execution of this Agreement, the Company, Buzztime and the Investor have entered into a Licensing Agreement (the "Licensing Agreement") dated as of May 7, 2003, pursuant to which the Investor will license certain intellectual property in exchange for 666,667 shares of Common Stock.

C. A condition to the Investor's obligations under the Purchase Agreement and the Licensing Agreement is that the Company and the Investor enter into this Agreement in order to provide the Investor with (i) the right to nominate one person to the Company's board of directors, (ii) the opportunity to purchase and/or participate, upon the terms and conditions set forth in this Agreement, in subsequent sales of securities in the Company, and (iii) to provide certain registration rights for shares of the Common Stock held by the Investor.

D. The Company and Buzztime desire to induce the Investor to purchase shares of Common Stock pursuant to the Purchase Agreement and the Licensing Agreement by agreeing to the terms and conditions set forth below.

E. Concurrently with the execution of this Agreement, the Company, Buzztime and the Investor have entered into the Buzztime Investor Rights Agreement (the "Buzztime Investor Rights Agreement") dated as of May 7, 2003.

    NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and conditions contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the following meanings:

    (a) "Common Stock" means the Company's common stock, $.005 par value per share.

    (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

    (c) "SEC" means the U.S. Securities and Exchange Commission and any successor agency thereto.

    (d) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

2. Preemptive Rights.

   2.1 Preemptive Rights Granted. If the Company proposes to issue or sell any New Securities (as defined below), the Investor shall have a preemptive right to purchase up to a pro rata share of such New Securities proposed to be issued or sold in accordance with the terms of this Section 2. The Investor's pro rata share is the ratio of the number of shares of Common Stock held by such Investor immediately prior to the issuance or sale of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of New Securities.

   2.2 New Securities. "New Securities" shall mean any capital stock or similar security or any security convertible or exchangeable, with or without consideration, into or for any capital stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any capital stock or similar security, or any such warrant or right, of the Company whether now authorized or not, provided that the New Securities do not include:

    (a) securities issuable upon conversion or exercise of currently outstanding warrants, options or other contractual obligations of the Company as disclosed on Schedule 4.6(a) of the Purchase Agreement;

    (b) securities issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to stock options or other stock incentive agreements or plans approved by the Board of Directors and the stockholders of the Company;

    (c) securities in an aggregate amount of up to 5% of the fully-diluted Common Stock issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to stock options or other stock incentive agreements or plans approved by the Board of Directors but not approved by the stockholders of the Company;

    (d) securities issued pursuant to acquisition transactions, joint ventures or strategic partnerships;

    (e) securities offered by the Company in an underwritten offering to the public pursuant to a registration statement filed under the Securities Act;

    (f) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and

    (g) securities in an aggregate amount of up to 5% of the fully-diluted Common Stock issued in connection with arrangements with financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

    2.3 Notice; Exercise of Preemptive Rights. In the event the Company proposes to issue or sell New Securities, it shall give the Investor written notice of its intention, describing the New Securities, their price and the terms upon which the Company proposes to issue or sell the same. Investor shall have five (5) business days after such notice is given to agree to purchase up to such Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

    2.4 Sale of New Securities. In the event that the Investor fails to exercise fully all preemptive rights within said five-business day period, the Company shall have 120 days thereafter to sell the remaining New Securities that the Investor does not elect to purchase upon exercise of the preemptive rights pursuant to this Section 2, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Investor pursuant to subsection 2.3. In the event the Company has not sold all such remaining New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investor in the manner provided in subsection 2.3 above.

    2.5 Termination. The covenants set forth in this Section 2 shall terminate and be of no further force or effect in the event that the Investor and its affiliates neither (i) hold at least half the shares of Common Stock that the Investor acquired under the Purchase Agreement and Licensing Agreement on the closing date; nor (ii) beneficially own 5% or more of the outstanding Common Stock. For purposes of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

3.  Representation on the Board of Directors

    3.1 Board Representation. Effective as of the Closing under the Purchase Agreement, the Company's Board of Directors has appointed Neal F. Fondren to the Board of Directors as the Investor's designee to serve in the class of directors whose current term expires in 2005. Hereafter, so long as the Investor and its affiliates beneficially own at least (i) 5% of the outstanding Common Stock or (ii) seventy-five percent (75%) of the shares of Common Stock acquired by the Investor under the Purchase Agreement and the Licensing Agreement on the closing date (and further provided that, except as permitted under Section 5.15, the Investor and its affiliates have not sold any shares of Common Stock acquired under such agreements prior to one year after the execution of this Agreement), the Company shall use its best efforts to cause and maintain the election to its Board of Directors of one individual designated by the Investor and approved by the Company, whose approval shall not be unreasonably withheld, and in furtherance of the foregoing, the Company shall include the Investor's designee in the slate of nominees to the Board of Directors proposed and recommended by the Board of Directors for election at each annual meeting at which the class of directors whose current term expires in 2005 shall be subject to election, and such designee shall be included in any proxy statement prepared by the Company in respect of such annual meeting.

    3.2 Observer Rights. In the event the Investor is entitled to designate one individual to the Company's Board of Directors and elects not to select an individual or such individual is not elected to such Board of Directors, or in the event the Investor is not entitled to designate one individual to the Company's Board of Directors but so long as the Investor and its affiliates beneficially own at least (i) 3% of the outstanding Common Stock or (ii) fifty percent (50%) of the shares of Common Stock acquired by the Investor under the Purchase Agreement and the Licensing Agreement on the closing date, then the Company shall invite a representative of the Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof (1) if access to such information or attendance at such meeting could (A) adversely affect the attorney-client privilege between the Company and its counsel or (B) would result in disclosure of trade secrets to such representative and such representative has not entered into a confidentiality and non-disclosure agreement with the Company, or (2) if such Investor or its representative is a direct competitor of the Company.

    3.3 Termination. The covenants set forth in this Section 3 shall terminate and be of no further force or effect once the Investor and its affiliates no longer are entitled to designate an individual for director under
Section 3.1 and no longer are entitled to designate a nonvoting observer under
Section 3.2. For purposes of Sections 3.1(i) and 3.2(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, but such calculation shall exclude any shares of Common Stock issued after the date of this Agreement which did not constitute New Securities under Section 2.2 (other than shares described in Section 2.2(a) and disclosed on Schedule 4.6(a) of the Purchase Agreement) from the number of shares of Common Stock outstanding and shall include in the number of shares of Common Stock held by the Investor any shares of Common Stock issuable to the Investor upon exercise of its exchange rights under the Buzztime Investor Rights Agreement.

4.  Registration Rights.

    4.1 Registrable Securities. "Registrable Securities" means all shares of Common Stock now or hereafter owned or held by the Investor acquired under the Purchase Agreement, the Licensing Agreement and the Buzztime Investor Rights Agreement.

    4.2 Mandatory Registration. The Company shall prepare, and, on or prior to ten (10) days after the date of this Agreement, file with the SEC a registration statement on Form S-3, covering the resale of the 2,666,667 shares of Common Stock included in the Registrable Securities acquired by the Investor under the Purchase Agreement and the Licensing Agreement on the closing date. The Company shall use its best efforts to have the registration statement declared effective by the SEC as soon as possible thereafter and shall cause such registration statement to be kept effective until the earlier of (i) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of distribution set forth in such registration statement and (ii) the two-year period commencing on the date such registration statement becomes effective, provided that the end of such two-year period shall be extended by the aggregate number of days included in all periods of postponement, suspension and/or lockup of sales pursuant to this Section 4 (including Sections 4.4, 4.8 and 4.18). The Company represents and warrants to the Investor that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale of such Registrable Securities by the Investor.

    4.3 Registrations on Form S-3. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner and otherwise use commercially reasonable efforts so as to maintain its eligibility for the use of Form S-3 or any comparable or successor form or forms. The Investor shall have the right at any time and from time to time to request a registration on Form S-3 or any comparable or successor form or forms (a "Short Form Registration") if the estimated offering price of shares subject to such registration shall be at least $1,000,000; provided, that the Company shall not be required to effect a Short Form Registration more frequently than twice (counting for these purposes only registrations which have been declared or ordered effective) during any 12 consecutive month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities proposed to be disposed of and the intended method of distribution of such shares by the holders.

    4.4 Right to Defer Registration. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Short Form Registration pursuant to Section 4.3 if its Board of Directors determines, reasonably and in good faith, that such registration might have a material and adverse effect on any proposal or plan by the Company to engage in any acquisition, merger, consolidation, tender offer or any other material transaction; provided, that the Company may not postpone the filing or effectiveness of a registration statement pursuant to this Section 4.4 more than twice during any period of 12 consecutive months. Any suspension under this
Section 4.4, along with any suspension of a prospectus under Section 4.8 and any market standoff period under Section 4.18, shall not exceed an aggregate of 180 days in any twelve month period.

    4.5 Right to Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act either for its own account or the account of a security holder or holders in an underwritten offering (other than a registration solely in connection with an employee benefit or stock ownership plan) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Investor of its intention to effect such a registration (each, a "Piggyback Notice"). Subject to Section 4.6, the Company will include in such registration all shares of Registrable Securities that the Investor requests the Company to include in such registration by written notice given to the Company within five business days after the date of receiving the Piggyback Notice.

    4.6 Priority on Piggyback Registrations. If the managing underwriters in a Piggyback Registration advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration
(i) first, in the case of a registration initiated by the Company, the securities proposed to be sold by the Company, or in the case of a registration initiated by a security holder, the securities proposed to be sold by such holder, (ii) second, the securities held by those holders who have existing piggyback registration rights as disclosed on Schedule 4.6(b) of the Purchase Agreement and have requested to be included in such registration, (iii) third, to the Registrable Securities of the holders requested to be included in such registration, pro rata among all holders entitled to participate in such offering on the basis of the number of shares of Registrable Securities requested to be included in such registration, and (iv) fourth, other securities requested to be included in such registration. The Company agrees that the Investor shall have priority over any holder of securities of the Company who is accorded registration rights in the future; provided that any holder who purchases $5 million or more of securities from the Company and its subsidiaries may have shared priority with the holders of the Registrable Securities on a pari passu basis.

    4.7 Registration Procedures. Whenever the Investor has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof (which may include an underwritten offering conducted by an underwriter or underwriters selected by the Investor) and will as expeditiously as possible:

      (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible thereafter and to remain effective as otherwise provided in this Section 4, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Investor copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and the sections of the registration statement covering information with respect to the Investor, the Investor's beneficial ownership of securities of the Company and the Investor's intended method of disposition of the Registrable Securities shall conform to the information provided by the Investor;

      (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least two years (as extended by the aggregate number of days included in all periods of postponement, suspension and/or lockup of sales under Sections 4.4,
4.8 and 4.18) or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

      (c) furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

      (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor, provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

      (e) notify Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

      (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified, and the Company agrees to use commercially reasonable efforts to maintain listing of the Common Stock on the American Stock Exchange or the other primary national exchange or quotation system that constitutes the principal market for the Common Stock at the time;

      (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

      (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities being sold, including obtaining customary letters and consents from the Company's independent certified public accountants and the participation of management in at least one "road show" if requested by the underwriters at a time and location reasonably acceptable to management;

      (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

      (j) permit the Investor, if it might be deemed, in the sole and exclusive judgment of the Investor, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of the Investor or its counsel should be included;

      (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will notify the Investor and use its reasonable best efforts promptly to obtain the withdrawal of such order; and

      (l) take all other reasonable actions necessary to expedite and facilitate the registration and the sale of the Registrable Securities in accordance with the intended method of distribution thereof.

    If any such registration statement refers to the Investor by name or otherwise as the holder of any securities of the Company and if, in the sole and exclusive judgment of the Investor, the Investor is or might be deemed to be a controlling person of the Company, the Investor shall have the right to require
(a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to Investor, to the effect that the holding of such securities by Investor is not to be construed as a recommendation by Investor of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Investor will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Investor; provided, that with respect to this clause (b) the Investor shall furnish to the Company an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

    4.8 Suspension of Prospectus. For not more than 45 consecutive days or for a total of not more than 90 days in any twelve month period, the Company may delay the disclosure of material non-public information concerning the Company by suspending the use of any prospectus included in any registration contemplated by this Section 4 containing such information, the disclosure of which at the time would be, in the good faith opinion of the Company, detrimental to the Company; provided, that the Company shall promptly (a) notify the Investor in writing of the existence of (but in no event, without the prior written consent of the Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to such delay, and (b) advise the Investor in writing to cease all sales under the registration statement until the end of such allowed delay. Any suspension under this Section 4.8, along with any deferral of a registration statement under Section 4.4 and any market standoff period under Section 4.18, shall not exceed an aggregate of 180 days in any twelve month period.

    4.9 Registration Expenses. The term "Registration Expenses" means any and all expenses incident to the Company's performance of or compliance with
Section 4, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions, which shall be paid by Investor out of the proceeds of the offering) and the fees and expenses of any other persons retained by the Company.

    4.10 Payment. The Company shall pay the Registration Expenses in connection with the mandatory registration under Section 4.2, all Short Form Registrations under Section 4.3 and all Piggyback Registrations under Section
4.5. All other expenses shall be paid by the Investor, pro rata on the basis of the number of its shares included in the registration.

    4.11 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, his, her or its general and limited partners, members, shareholders, officers and directors and each person who controls such person (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by or based on any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or based on any violation by the Company of any federal or state securities law, rule or regulation, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder of Registrable Securities expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

    4.12 Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, such person will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by Investor in connection with such registration statement; provided, that the obligation to indemnify will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

    4.13 Notice; Defense of Claims. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without his, her or its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

    4.14 Contribution. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to contribute will be limited to the amount by which the net amount of proceeds received by a holder of Registrable Securities from the sale of its Registrable Securities, as the case may be, exceeds the amount of losses, liabilities, damages and expenses that the Investor has otherwise been required to pay by reason of such statements or omissions.

    4.15 Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the termination of this Section 4 under Section 4.20.

    4.16 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the indemnification provisions of this Agreement, the provisions of the underwriting agreement shall control.

    4.17 Participation in Underwritten Registrations. No person may participate in any registration hereunder that is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

    4.18 Market Stand-Off Agreement. Each holder of Registrable Securities hereby agrees, for a period of 134 days following the effective date of any registration statement covering securities to be sold on behalf of the Company in an underwritten public offering (or for such shorter period as may be allowed by the managing underwriter or underwriters of such offering), not to sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration or purchased on the open market. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. This Section 4.18 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Investor if (i) all officers and directors of the Company enter into similar agreements and (ii) the Investor beneficially owns more than five percent (5%) of the outstanding Common Stock. Any market stand-off period under this Section 4.18, along with any deferral of a registration statement under Section 4.4 and any suspension under Section 4.8, shall not exceed an aggregate of 180 days in any twelve month period.

    4.19 Transfer of Registration Rights. The rights of the Investor to cause the Company to register securities and keep information available and related rights, granted to the Investor by the Company under this Section 4 may be assigned to a transferee or assignee who is a partner, member, stockholder or affiliate of the Investor; provided that the transferee or assignee of such rights has agreed in writing to comply with the obligations under this Agreement.

    4.20 Termination of Registration Rights. Section 4 of this Agreement shall terminate with respect to any holder of Registrable Securities on the earlier of (a) four years after the date of this Agreement or (b) eighteen months after the earlier of (i) the date such holder can sell all of his/her/its Registrable Securities in any three month period pursuant to Rule 144 or (ii) the date such holder holds Registrable Securities in an amount less than one percent of the outstanding shares of Common Stock; provided that the Company's obligations under Section 4.21 shall survive any such termination.

    4.21 Reports Under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a Short Form Registration, the Company agrees to:

      (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act;
and

      (b) furnish to the Investor, so long as the Investor or any of its affiliates owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor or its affiliates of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

5. Miscellaneous.

    5.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. The rights of the Investor hereunder may only be assigned to a transferee or assignee that is an "affiliate" of such Investor as such term is defined under Rule 405 of the Securities Act; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities that are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and all applicable transfer restrictions under the Securities Act. In the event of a permitted assignment, all references herein to the "Investor" will be deemed to include references to the permitted assignee(s) and include the shares of Common Stock owned by such permitted assignee(s) as appropriate. The Company may not assign this Agreement or delegate any of its obligations hereunder

    5.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, Buzztime and the Investor. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, Buzztime, and the Investor, and each of their respective successors and assigns.

    5.3 Notices. Notices are deemed delivered when actually delivered to the address for notices. Notices must be given to parties at the address set forth on the signature page below, although any party may furnish, from time to time, other addresses for notices to it. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered (i) in person; (ii) by registered or certified mail, postage prepaid, return receipt requested; or (iii) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee.

    5.4 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement will not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof will be declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purposes hereof. If it is determined by a court of competent jurisdiction in any state that any restriction in this Agreement is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

    5.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

    5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile signature page shall be deemed an original.

    5.7 Further Assurances. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

    5.8 No Presumption. The parties acknowledge that each party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

    5.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    5.10 Entire Agreement. This Agreement (together with the other documents referred to herein) is the complete and exclusive statement of agreement and understanding of the parties with respect to matters in this Agreement and is a complete and exclusive statement of the terms and conditions thereof. This Agreement replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Agreement or such other documents is binding on the parties.

    5.11 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies that such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

    5.12 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assignees, if any, any rights, obligations, or liabilities under or by reason of this Agreement.

    5.13 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

    5.14 Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse stock split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company that may be received by the Investor by virtue of its ownership of any shares of Common Stock.

    5.15 Comerica Bank. Notwithstanding any provision in this Agreement to the contrary (including Sections 3.1 and 4.18), the Investor may transfer a portion of the shares of Common Stock acquired under the Licensing Agreement on the closing date to Comerica Bank-California or its nominee at any time after the date hereof in order to comply with the Investor's obligations under that certain Asset Purchase Agreement between the Investor and Comerica Bank-California dated as of June 2, 2002, provided that Comerica Bank-California will be subject to the one-year holding period requirement under the Licensing Agreement with respect to such shares. In the event Comerica Bank-California transfers all or any portion of any shares transferred to it by the Investor back to the Investor, all such shares transferred back to the Investor will be treated as if they had been continuously held by the Investor from and after the date of original issuance for all purposes of this Agreement. The Company will cooperate with the Investor to facilitate the transfer of any such shares and the issuance of appropriate stock certificates, provided that Comerica Bank-California provides customary investment representations and agreements.

    [remainder of page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                            NTN COMMUNICATIONS, INC.



                            By: /s/ Stanley B. Kinsey
                            ------------------------------
                            Name:     Stanley B. Kinsey
                            Title:    Chairman and Chief Executive Officer
                            Address:  The Campus - 5966 La Place Court
                                      Carlsbad, California  92008
                                      Phone:  (760) 438-7400
                                      Fax:    (760) 930-1178




                            MEDIA GENERAL, INC.


                            By: /s/ Marshall N. Morton
                            -------------------------------
                            Name:    Marshall N. Morton
                            Title:   Vice Chairman
                            Address: 333 East Franklin Street
                                     Richmond, VA  23219
                                     Phone:  (804) 649-6000
                                     Fax:    (804) 649-6212


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